Exhibit 10.14

AMENDMENT NUMBER ONE

TO THE

CHEVIOT SAVINGS BANK

AMENDED AND RESTATED DIRECTORS DEFERRED COMPENSATION PLAN

WHEREAS, Cheviot Savings Bank (the “Bank”) maintains the Amended and Restated Directors Deferred Compensation Plan (the “Plan”); and

WHEREAS, the Bank desires to amend the Plan to use a current interest rate for purposes of present value calculations and to make certain clarifying changes; and

WHEREAS, Section 6.1 of the Plan permits the Bank to amend the Plan from time to time, provided that to the extent any amendment would adversely impact the accrued benefits of any Participant, the amendment shall require the written consent of such Participant.

NOW THEREFORE, BE IT RESOLVED that the Plan shall be, and hereby is, amended as follows:

Section 1.          Actuarial Equivalence Factor. Section 3.4 of the Plan is amended to replace the reference “on the sole basis of an interest rate assumption of 7% per annum” with “by using the prime rate as published in The Wall Street Journal from time to time.”

Section 2.          Effect of Change in Control on Payment of Benefit. The last sentence of Section 4.2 of the Plan is amended and restated to read as follows:

“The amount of such single sum payment shall be determined under the provisions of Article III above, and for purposes of clarification: (i) a present value calculation shall take into account the normal form of the Participant’s plan benefit only and not the Participant’s age, and (ii) each Participant shall become automatically 100% vested in his or her benefits.”

Section 3. Governing Law. This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Ohio.

Section 4.  Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

Section 5.  Effectiveness. All other provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed this 1st day of August 2015.

CHEVIOT SAVINGS BANK

By	/s/ Mark T. Reitzes
Mark T. Reitzes
President and Chief Executive Officer

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